                                                                    Exhibit 23.2

PricewaterhouseCoopers [LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Prospectus Supplement to the Prospectus of our report dated December 3, 2001 relating to the balance sheet of Franklin Auto Trust 2001-2 which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

Salt Lake City, Utah
December 3, 2001